SCHEDULE 14A

                                 (RULE 14A-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.____________)


Filed by the registrant  [   ]

Filed by a party other than the registrant  [   ]

Check the appropriate box:

[  ]  Preliminary proxy statement. [  ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[   ]  Definitive proxy statement.
[ x ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.
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                (Name of Registrant as Specified in Its Charter)
                                 INFINITY, INC.
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
                                 DAVID J. SMITH

Payment of filing fee (check the appropriate box):

[ x ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(1) Title of each class of securities to which transaction applies:


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(2) Aggregate number of securities to which transaction applies:


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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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(4) Proposed maximum aggregate value of transaction:


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(5) Total fee paid:


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[   ]  Fee paid previously with preliminary materials.


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[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:


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(2) Form, Schedule or Registration Statement No.:


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(3) Filing Party:


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(4) Date Filed:


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
                                 David J. Smith
                                 21 Maria Place
                           Ponte Vedra Beach, FL 32082

                                December 17, 1998



VIA FACSIMILE, U.S. MAIL
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AND CERTIFIED MAIL
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Stanton E. Ross, President
Infinity, Inc.
211 West 14th Street
Chanute, Kansas 66720


Dear Mr. Ross:

     As you are aware, I have been a substantial shareholder of Infinity, Inc. ("Infinity"), for quite some time. The purpose of this letter is to express to you, and to other directors and shareholders of Infinity that may receive this letter, my deep concerns regarding the performance of management of Infinity and to call for you and the Board of Directors to take the immediate and critical steps necessary to put Infinity back on the proper course.

     As a long-time shareholder of Infinity, I believe that there are number of opportunities available to Infinity. Unfortunately, the Company is significantly undervalued in relation to its asset value and earnings potential. I believe that this undervaluation results from the poor performance of management and a growing lack of shareholder confidence in you and the incumbent Board of Directors.

     Some of the principal problems that characterize the current management of Infinity are described below.

     *    Poor communication with shareholders.

     It is critical that management of a public company communicate regularly with its shareholders. Infinity management has consistently failed to maintain open lines of communication. In addition, it has been reported to me that management has engaged in selective communication in which management has disseminated limited and possibly misleading information that is designed to raise the stock price. While I do not know whether these reports are true, the reports merit investigation.

     *    Lack of responsiveness to shareholders concerns.

     I have had several discussions with you regarding the potential for the Company and the courses of action that would lead to solid, fundamental growth for Infinity and increased shareholder value. It is my understanding that other shareholders have attempted to convey to you similar concerns and attendant recommendations. The response to these concerns can best be characterized as entrenchment: the issues raised have been ignored, and management has become unresponsive and inaccessible.

     *    Lack of Independence of Board of Directors.

     The presence of strong independent directors is critical to the effective governance of a public company. Unfortunately, Infinity is dominated by inside directors more interested in protecting their employment than in taking the proper steps to ensure the Company's success. This had led to an effective lack of oversight of management and a lack of accountability.

     *    Management Inattention.

     It has been reported to me that management increasingly has paid little attention to the business of the Company. In particular, management has devoted little attention to developing the Company's joint venture with Evergreen.

     The direct result of these deficiencies has been: a substantial loss in market value of Infinity stock, which may result in delisting; a depletion of cash; a significant devaluation in Raton Basin gas properties; and, perhaps most significantly, a growing lack of investor confidence in management and the potential of the Company. Restoration of investor confidence is critical, as Infinity will require both additional capital and shareholder confidence in management to take advantage of its opportunities.

     In addition, there have been suggestions of improprieties in the management of Infinity. I do not have any reason to know whether these allegations are true, but it is important that they be investigated by a committee of the independent directors.

     The   performance  of  management  is  completely   unacceptable.   Current
management has proven that it cannot lead Infinity to achieve its potential.

     Immediate steps must be taken to address these issues. First and foremost, you must resign as President and a director of Infinity. The other members of the Board should also step down from their positions so that a new slate of independent directors may lead the Company. In addition, the new Board should immediately commence an internal investigation of alleged improprieties. Only by these steps will the confidence of the investor community be restored.

     Mr. Ross, as the largest shareholder of the Company, you have the most to lose by the continuation of existing management and the most to gain by taking these steps to put Infinity back on track.

     As a significant shareholder, I intend to take whatever steps are necessary to protect and maximize the value of my investment. The Board of Directors also has a fiduciary duty to take the steps described above. If they fail to fulfill their duties, I intend to pursue all remedies available to a shareholder and to pursue all avenues available to change the management structure. I hope that you will recognize and fulfill your duties to the shareholders to allow the Company to move forward without further distractions.

     In deference to the coming holidays, I will expect a response from you no later than January 5th so that I may determine the course of action that I will follow regarding this matter. You can reach me at (904) 273-2190 or my attorney, Daniel B. Nunn, Jr., at (904) 354-2050.

                                   Sincerely,

                                   /s/David J. Smith

                                   David J. Smith

                                 David J. Smith
                                 21 Maria Place
                           Ponte Vedra Beach, FL 32082

                                January 21, 1999


To Fellow Shareholders of Infinity, Inc.:

     I have enclosed with this letter a copy of a letter that I recently sent to Stanton Ross, the President of Infinity.

     In my letter, I attempted to express certain concerns regarding the management of Infinity, including the following:

     *    Poor communication with shareholders;

     *    Lack of responsiveness to shareholder concerns;

     *    Lack of independence of Board of Directors; and

     *    Management Inattention.

     In my letter, I offered my opinions regarding management performance. I also raised concerns about certain matters that have been reported to me. I want to make it very clear that it is not my intention to wrongly impugn the character, integrity or personal reputation of Mr. Ross or to make unfounded charges regarding his conduct. At this time, I have no reason to believe or disbelieve certain things that have been reported to me, as I have indicated in my letter, but I do believe that such reports merit investigation.

     I also want to make it clear, as I have indicated in my letter, that I am unsatisfied with the performance of Mr. Ross and the Board of Directors.

     I  am  writing   this  letter  to  you  for  the  purpose  of   encouraging
communication among shareholders. I am not soliciting your proxy or your vote at this time. I beneficially own 298,000 shares of Infinity common stock.

                                   Very truly yours,

                                   /s/David J. Smith

                                   David J. Smith

Enclosure